

                                                                                                          EXHIBIT 12.3
                                                                                                                Page 1


                                             THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

                                           CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES


                                                                                             Year Ended December 31,
                                                                                  ------------------------------------------------
                                                          Jan 1-      Nov. 8-
                                                          Nov. 7,     Dec. 31,
                                                           1997        1997        1998          1999          2000         2001
                                                           ----        ----        ----          ----          ----         ----
                                                                                  (Dollars in Thousands)
                                                                  |
EARNINGS AS DEFINED IN REGULATION S-K:                            |
   Income before extraordinary items..................   $ 95,191 |  $19,290      $164,891      $194,089      $202,950    $219,044
   Interest and other charges, before reduction for               |
     amounts capitalized..............................    212,957 |   35,472       232,727       211,960       202,752     192,198
   Provision for income taxes.........................     78,940 |   14,029       110,611       123,869       126,701     158,648
   Interest element of rentals charged to income (a)..     59,078 |   10,008        68,314        66,680        65,616      59,497
                                                         -------- | --------      --------      --------      --------    --------
     Earnings as defined..............................   $446,166 |  $78,799      $576,543      $596,598      $598,019    $629,387
                                                         ======== |  =======      ========      ========      ========    ========
                                                                  |
FIXED CHARGES AS DEFINED IN REGULATION S-K:                       |
   Interest expense...................................   $212,957 |  $35,472      $232,727      $211,960      $202,752    $192,198
   Interest element of rentals charged to income (a)..     59,078 |   10,008        68,314        66,680        65,616      59,497
                                                         -------- |  -------      --------      --------      --------    --------
     Fixed charges as defined.........................   $272,035 |  $45,480      $301,041      $278,640      $268,368    $251,695
                                                         ======== |  =======      ========      ========      ========    ========
                                                                  |
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES.......       1.64 |     1.73          1.92          2.14          2.23        2.50
                                                             ==== |     ====          ====          ====          ====        ====




-------------------------

(a) Includes the interest component of Bruce Mansfield sale and leaseback rentals, leased nuclear fuel in the reactor, and other miscellaneous rentals.




                                                                                                          EXHIBIT 12.3
                                                                                                                Page 2



                                             THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

                                   CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED
                                         STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)


                                                                                             Year Ended December 31,
                                                                                  ------------------------------------------------
                                                          Jan 1-      Nov. 8-
                                                          Nov. 7,     Dec. 31,
                                                           1997        1997        1998          1999          2000         2001
                                                           ----        ----        ----          ----          ----         ----
                                                                                  (Dollars in Thousands)
                                                                  |
EARNINGS AS DEFINED IN REGULATION S-K:                            |
   Income before extraordinary items..................  $ 95,191  |  $19,290      $164,891      $194,089      $202,950    $219,044
   Interest and other charges, before reduction                   |
     for amounts capitalized..........................   212,957  |   35,472       232,727       211,960       202,752     192,198
   Provision for income taxes.........................    78,940  |   14,029       110,611       123,869       126,701     158,648
   Interest element of rentals charged to income (a)..    59,078  |   10,008        68,314        66,680        65,616      59,497
                                                        --------  |  -------      --------      --------      --------    --------
     Earnings as defined..............................  $446,166  |  $78,799      $576,543      $596,598      $598,019    $629,387
                                                        ========  |  =======      ========      ========      ========    ========
                                                                  |
FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS                   |
   PREFERRED STOCK DIVIDEND REQUIREMENTS                          |
   (PRE-INCOME TAX BASIS):                                        |
   Interest expense...................................  $212,957  |  $35,472      $232,727      $211,960      $202,752    $192,198
   Preferred stock dividend requirements..............    45,029  |       --        24,794        33,524        20,843      25,838
   Adjustments to preferred stock dividends                       |
     to state on a pre-income tax basis...............    36,568  |       --        16,632        21,395        13,012      18,714
   Interest element of rentals charged to income (a)..    59,078  |   10,008        68,314        66,680        65,616      59,497
                                                        --------  |  -------      --------      --------     ---------    --------
     Fixed charges as defined plus preferred stock                |
       dividend requirements (pre-income tax basis)...  $353,632  |  $45,480      $342,467      $333,559      $302,223    $296,247
                                                        ========  |  =======      ========      ========     =========    ========
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES                   |
   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS                     |
   (PRE-INCOME TAX BASIS).............................      1.26  |     1.73          1.68          1.79          1.98        2.12
                                                            ====  |     ====          ====          ====          ====        ====




-------------------------

(a) Includes the interest component of Bruce Mansfield sale and leaseback rentals, leased nuclear fuel in the reactor, and other miscellaneous rentals.
